Exhibit 4.1
FIFTH AMENDMENT TO LOAN AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made effective as of August 9, 2013, by and between IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP, a North Dakota limited partnership (the "Borrower"), and FIRST INTERNATIONAL BANK & TRUST, a North Dakota state bank (the "Lender").

RECITALS

A.            Borrower and Lender are parties to that certain Loan Agreement, dated August 12, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), providing for a credit facility from the Lender to the Borrower (the "Loan"), which is evidenced by that certain Revolving Promissory Note, dated August 12, 2010, payable to the Lender in the amount of the Loan (as amended, restated, supplemented or otherwise modified from time to time, the "Note").
B.            Borrower and Lender entered into that First Amendment to Loan Agreement, dated August 25, 2011, that Second Amendment to Loan Agreement, dated November 8, 2011, that Third Amendment to Loan Agreement, dated June 15, 2012, and that Fourth Amendment to Loan Agreement, dated August 10, 2012, by which the parties modified certain terms and conditions of the Loan Agreement.
C.            Borrower and Lender wish to further amend the Loan Agreement as provided herein.
D.            Pursuant to Section 7.11 of the Loan Agreement, all amendments must be contained in a written agreement signed by the Borrower and the Lender.
NOW THEREFORE, in consideration of the premises and their mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Definitions.  Unless the context clearly requires otherwise, capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.
2.            Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:
(a)	Section 2.04 of the Loan Agreement is hereby deleted in its entirety and restated as follows:
Section 2.04                          Revolving Credit Facility Term.  The initial term of the Revolving Credit Facility will be the Revolving Credit Facility Initial Term.  The Revolving Credit Facility will terminate at the expiration of the Revolving Credit Facility Initial Term if the Lender, in its sole discretion, delivers to the Borrower a Revolving Credit Facility Termination Notice on or before October 12, 2012.  If the Lender does not deliver a Revolving Credit Facility Termination Notice on or before October 12, 2012, the term of Revolving Credit Facility will continue for successive Revolving Credit Facility Renewal Terms.  During the first Revolving Credit Facility Renewal Term, if the Lender, in its sole discretion, delivers to the Borrower a Revolving Credit Facility Termination Notice on or before October 31, 2013, the Revolving Credit Facility will terminate at the expiration of the first Revolving Credit Facility Renewal Term.  After October 31, 2013 and during the first or any subsequent Revolving Credit Facility Renewal Term, Lender has the right, in its sole discretion, to terminate the Revolving Credit Facility by providing a Revolving Credit Facility Termination Notice at least twelve (12) months prior to the date of termination.
(b)	Exhibit C-6 is hereby deleted in its entirety.
(c)	The term "Property(ies)" as used in the Loan Agreement is hereby deleted in its entirety and restated as follows:

"Property(ies)" – The real properties described on Exhibit C-1 through Exhibit C-5, Exhibit C-7 through Exhibit C-10, Exhibit C-13, Exhibit C-15 through Exhibit C-17, Exhibit C-19 through Exhibit C-25 and Exhibit C-27 through Exhibit C-29 attached hereto, which are collateral for the Obligations, together with Eligible Additional Real Properties which become collateral for the Obligations and such other real and personal property from time to time securing the Obligations.
(d)	Exhibit A attached to this Amendment is hereby incorporated as Exhibit C-29 to the Loan Agreement.
3.            Conditions Precedent.  This Amendment shall be subject to the condition precedent that the Lender shall have received the following, each satisfactory to the Lender in form and substance:
(a)	This Amendment, duly executed by the Borrower;
(b)
Satisfactory evidence that all corporate and other proceedings that are necessary in connection with this Amendment have been taken to the Lender's and its counsel's satisfaction and the Lender and such counsel shall have received all such counterpart originals or certified copies of such documents as the Lender may request;

(c)	Payment of all of Lender's fees and costs associated with this Amendment; and
(d)	Such other information and documents as may reasonably be required by the Lender and its counsel in connection with this Amendment.
4.            No Other Amendments Intended.  Except as expressly provided hereby, all of the terms and provisions of the Loan Agreement and the other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed by the Borrower.  The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Loan Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower or the other Credit Parties that would require the waiver or consent of the Lender.
5.            No Impairment of Lien.  Any and all collateral described in the Mortgages and the transactions contemplated thereunder and thereby shall remain subject to the lien, charge or encumbrance of the Mortgages and nothing in this Amendment shall affect the lien of the Mortgages or the other Loan Documents on such collateral or the priority of such liens over any other liens, charges, encumbrances or conveyances, nor release or change the liability of any party who may now be or after the date of this Amendment, become liable, primarily or secondarily, under the Loan Documents.  Borrower agrees to execute any instruments Lender reasonably determines to be necessary to maintain a perfected security interest in any of such collateral.
6.            Representations and Warranties.  The Borrower hereby represents and warrants to the Lender (before and after giving effect to this Amendment) that:

(a)
Corporate Authority.  The Borrower has the limited partnership power and authority, and the legal right, to execute, deliver and perform this Amendment and to obtain extensions of credit under the Loan Agreement as amended by this Amendment (the "Amended Loan Agreement").

(b)
Corporate Action.  The Borrower has taken all necessary limited partnership action to authorize the execution, delivery and performance of this Amendment and to authorize the extensions of credit on the terms and conditions of the Amended Loan Agreement.

(c)
Organizational Documents.  The Organizational Documents constitute all of the organizational documents of Borrower and each Credit Party and are in full force and effect and have not been amended or modified.

(d)
Qualification of Undersigned.  The undersigned officer of Borrower is duly qualified and acting in such official capacity on behalf of Borrower, is familiar with the facts herein represented and warranted, and is duly authorized to represent and warrant the same and make this Amendment.

(e)
Consents.  No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with this Amendment, the extensions of credit under the Amended Loan Agreement or the execution, delivery, performance, validity or enforceability of this Amendment, or the performance, validity or enforceability of the Amended Loan Agreement, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

(f)
Representations and Warranties in Loan Documents.  Each of the representations and warranties made by any Credit Party herein or in or pursuant to the Loan Documents is true and correct on and as of the date of this Amendment as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct as of such earlier date).

(g)
Enforceability.  This Amendment constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally.

(h)	No Defaults. No Default or Event of Default has occurred and is continuing, or will result from this Amendment or any extension of credit under the Amended Loan Agreement.

(i)
No Defenses.  Borrower hereby represents and warrants that: (i) as of the date hereof, it has no defenses or rights of setoff against the enforcement by the Lender of its obligations under the Loan Documents; and (ii) no events have occurred which, with the giving of notice or passage of time, or both, would entitle it to any such defenses or rights of setoff.

(j)
Financial Information.  The financial statements heretofore delivered to Lender in connection with this Amendment and the other Loan Documents are true and correct in all material respects and fairly present the financial condition of the subjects thereof, and there have been no material adverse changes in the condition or prospects, financial or otherwise, of the subjects thereof since the dates of such financial statements.

(k)
Lender Not in Default.  Lender is not in default under the Loan Documents or any instrument executed in connection with the Loan Documents, and no condition exists which, with the giving of notice or lapse of time, or both, would constitute a default by Lender thereunder.  Any default or purported default of Lender in connection with the Loan Documents arising prior to the execution of this Amendment, whether known or unknown, is waived by Borrower.

7.            Release.  In consideration of the covenants of this Amendment, Borrower hereby releases and discharges Lender, and each of its predecessors, successors and assigns, and each and all of its or their directors, officers, employees, attorneys, accountants, consultants, and other agents, of and from any and all claims, causes of action, obligations, costs, damages, judgments, and liabilities, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, which it may have had or now has, in connection with the Loan to and including the date of this Amendment.  This release shall be binding upon the Borrower and its subsidiary and affiliated entities and all trustees and receivers.  Borrower acknowledges that it has entered into the foregoing release freely and voluntarily upon its own information and investigation and after consultation with legal counsel of its own choosing.  The foregoing release shall operate as a full and complete release between and among the parties notwithstanding the discovery of any different or additional facts.
8.            Counterparts.  This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment by email or other electronic means shall be effective as delivery of an original executed counterpart of this Amendment.
9.            Expenses.  Borrower agrees to reimburse Lender upon demand for all reasonable out-of-pocket expenses incurred by Lender in connection with the Loan, the Loan Documents and this Amendment including, but not limited to, legal expenses and attorneys' fees sustained by Lender in connection with the preparation of this Amendment, the administration of the Loan or the exercise of any right or remedy available to Lender under the Loan Documents as amended hereby (whether or not suit is commenced) or otherwise at law or in equity.
(Signature pages follow.)

BORROWER'S SIGNATURE PAGE
TO
FIFTH AMENDMENT TO LOAN AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first set forth above.

BORROWER:

IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP,
a North Dakota limited partnership

BY:  ITS GENERAL PARTNER:

IRET, INC.,
a North Dakota corporation

By:/s/ Michael A. Bosh
      Name:  Michael A. Bosh
      Its:  Executive Vice President and
Assistant Secretary

LENDER'S SIGNATURE PAGE
TO
FIFTH AMENDMENT TO LOAN AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first set forth above.

LENDER:

FIRST INTERNATIONAL BANK & TRUST,
a North Dakota state bank

By:/s/ Stacey J. Diehl
Stacey J. Diehl, Senior Vice President

EXHIBIT A

PROPERTY DESCRIPTION

STARLUME BLOOMINGTON

2000 W 94th St., Bloomington, Minnesota

Lot 1, Block 1, Contour Plastic 1st Addition, Hennepin County, Minnesota

Abstract